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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Smurfit-Stone Container Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SMURFIT-STONE CONTAINER CORPORATION

150 N. Michigan Avenue

Chicago, Illinois 60601-7568

April 5, 2005

Dear Stockholder:

              You are cordially invited to attend our Company's 2005 Annual Meeting of Stockholders, which will be held on Wednesday, May 11, 2005, at 10:00 a.m. Central Time at the University of Chicago Gleacher Center, 450 N. Cityfront Plaza Drive, Chicago, Illinois 60611. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting.

              Your vote is important to us and your shares should be represented at the meeting whether or not you are personally able to attend. Accordingly, I encourage you to mark, sign, date and return the accompanying proxy promptly. Alternatively, you may vote either by telephone or via the Internet. Instructions for using these convenient services are set forth on the proxy card.

              On behalf of the Board of Directors, thank you for your continued support of Smurfit-Stone Container Corporation.

Sincerely,

PATRICK J. MOORE Chairman, President and Chief Executive Officer

SMURFIT-STONE CONTAINER CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, May 11, 2005

              NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Smurfit-Stone Container Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 11, 2005, at 10:00 a.m. Central Time at the University of Chicago Gleacher Center, 450 N. Cityfront Plaza Drive, Chicago, Illinois 60611, to act upon the following matters, which are described more fully in the accompanying Proxy Statement:

      1.
      The election of ten (10) directors for terms of office expiring at the Annual Meeting of Stockholders in 2006;

      2.
      The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2005; and

      3.
      Such other business as may properly come before the meeting and/or any adjournment or postponement thereof.

              All holders of common stock of record at the close of business on March 14, 2005 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

              The Board of Directors of the Company has authorized the solicitation of proxies. Unless otherwise directed, the proxies will be voted FOR the election of the nominees listed in the attached Proxy Statement to be members of the Board of Directors of the Company; FOR the ratification of the appointment of the independent registered public accounting firm for the Company for 2005; and on other business that may properly come before the Annual Meeting, as the named proxies in their best judgment shall decide.

              Any stockholder submitting a proxy may revoke such proxy at any time prior to its exercise by notifying the Secretary of the Company in writing at 150 N. Michigan Avenue, Chicago, Illinois 60601-7568, prior to the Annual Meeting, and, if you attend the Annual Meeting, you may revoke your proxy if previously submitted and vote in person by notifying the Secretary of the Company at the Annual Meeting.

              This notice of annual meeting and proxy statement and form of proxy are being distributed on or about April 5, 2005.

              Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy as soon as possible. You may submit your proxy for the Annual Meeting by completing, signing, dating and returning your proxy in the pre-addressed envelope provided, or, in most cases, by telephone or Internet.

By Order of the Board of Directors,

CRAIG A. HUNT Secretary
Chicago, Illinois April 5, 2005

SMURFIT-STONE CONTAINER CORPORATION

PROXY STATEMENT

FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

General Information

              This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Smurfit-Stone Container Corporation, a Delaware corporation (the "Company"), 150 North Michigan Avenue, Chicago, Illinois 60601-7568, for use at the 2005 Annual Meeting of Stockholders to be held on Wednesday, May 11, 2005, at 10:00 a.m. Central Time at the University of Chicago Gleacher Center, 450 N. Cityfront Plaza Drive, Chicago, Illinois 60611. The Board of Directors of the Company urges you to promptly execute and return your proxy in the enclosed envelope. Alternatively, stockholders may also deliver proxies via the Internet or by calling a toll-free telephone number (1-866-540-5760). Each of these voting procedures is designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Instructions for voting by telephone and via the Internet are set forth on the enclosed proxy card.

              Any stockholder submitting a proxy may revoke such proxy (including a proxy by telephone or the Internet) at any time prior to its exercise by notifying the Secretary of the Company, in writing, prior to the Annual Meeting. Any stockholder attending the Annual Meeting may revoke his or her proxy (including a proxy by telephone or the Internet) and vote personally by notifying the Secretary of the Company at the Annual Meeting. Only stockholders of record at the close of business on March 14, 2005, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. At the close of business on March 14, 2005, the Company had 253,798,500 outstanding shares of common stock, $.01 par value per share (the "Common Stock"), and 4,599,300 outstanding shares of 7% Series A Cumulative Exchangeable Redeemable Convertible Preferred Stock (the "Preferred Stock"). Each share of Common Stock entitles the holder thereof to one vote. The holders of the Preferred Stock are not entitled to vote on the matters to be voted on at the Annual Meeting.

              If the accompanying proxy card is signed and returned, the shares represented thereby will be voted in accordance with the directions on the proxy card. Unless a stockholder specifies otherwise therein, the proxy will be voted in accordance with the recommendations of the Board of Directors on all proposals. The presence in person or by proxy of a majority of the voting power represented by outstanding shares of Common Stock (126,899,251 shares) will constitute a quorum for the transaction of business at the Annual Meeting.

              Directors will be elected by a plurality of the voting power represented and entitled to vote at the meeting. The passage of any other proposal will be determined by the affirmative vote of the majority of the voting power represented and entitled to vote at the meeting. In the election of directors, abstentions and broker non-votes will not affect the outcome except in determining the presence of a quorum; they will not be counted toward the number of votes required for any nominee's election. An instruction to "abstain" from voting on any other proposal will have the same effect as a vote against the proposal. Broker non-votes will not be considered as present and entitled to vote on the proposals; therefore, broker non-votes will have no effect on the number of affirmative votes required to adopt such proposal.

              This Proxy Statement and the enclosed proxy card are being mailed to the stockholders of the Company on or about April 5, 2005.

PROPOSAL 1—ELECTION OF DIRECTORS

              The Board of Directors of the Company currently consists of ten (10) directors. Each of the directors is serving a term expiring at the Annual Meeting, and is being nominated for re-election. The Board of Directors of the Company recommends a vote FOR the ten (10) nominees. If re-elected, each nominee will serve until the annual election of directors in the year 2006 or until his or her successor is duly elected and qualified, or his or her earlier death, resignation or removal. If any of the nominees are unavailable for election, an event which the Board of Directors of the Company does not presently anticipate, the persons named in the enclosed proxy intend to vote the proxies solicited hereby FOR the election of such other nominee or nominees as may be nominated by the Board of Directors.

              Based on the recommendation of the Nominating and Governance Committee, all of the nominees have been approved unanimously by the Board of Directors of the Company for re-election. The Board of Directors of the Company has also determined that each of the nominees other than Mr. Moore, the Company's Chairman, President and Chief Executive Officer, satisfies the definition of an "independent director" set forth in the marketplace rules of the Nasdaq Stock Market, Inc. ("Nasdaq") and the Company's Corporate Governance Guidelines and Principles. Set forth below is information concerning the ten (10) nominees for director.

Nominees for Directors to be Re-Elected at the 2005 Annual Meeting for Terms Expiring in 2006

Name	Principal Occupation and Other Information

James R. Boris	Mr. Boris, born October 25, 1944, was first elected as a Director in 2003. He is the retired Chairman and Chief Executive Officer of EVEREN Securities, Inc. (formerly Kemper Securities, Inc.) and has been the Chairman of JB Capital Management, LLC since November 1999. Mr. Boris is a director of Peoples Energy Corporation and the Chicago Board Options Exchange.
Connie K. Duckworth
Ms. Duckworth, born November 3, 1954, was first elected as a Director in 2004. She has been President and Chairman of Arzu, Inc. since August 2003 and a partner of 8Wings Enterprises, LLC since July 2001. She was a partner of Circle Financial Group, LLC from January 2003 to December 2004. Ms. Duckworth retired from Goldman, Sachs & Co. in 2001. She was a Partner of Goldman, Sachs from December 1990 through November 1996 and Advisory Director of Goldman, Sachs & Co. from December 2000 to November 2001 and Managing Director from December 1996 to December 2000. Ms. Duckworth is a director of Northwestern Mutual Life Insurance Company and DNP Select Fund.
Alan E. Goldberg
Mr. Goldberg, born September 1, 1954, was first elected as a Director in 1989. He has been a Co-Managing Partner of Lindsay Goldberg & Bessemer G.P. LLC and its related investment manager Goldberg Lindsay & Co. LLC since March 2001. He served as a Managing Director of Morgan Stanley & Co. Incorporated from January 1988 to January 2001.

William T. Lynch, Jr.
Mr. Lynch, born December 3, 1942, was first elected as a Director in 2003. He has been President and Chief Executive Officer of Liam Holdings, LLC since April 1997. He retired as President and Chief Executive Officer of Leo Burnett Company in March 1997 after 31 years with the advertising agency. Mr. Lynch is a director of Krispy Kreme Doughnuts, Inc., Pella Corporation and SEI Information Technology.
Patrick J. Moore
Mr. Moore, born September 7, 1954, was appointed President and Chief Executive Officer of the Company and elected as a Director in January 2002, and became Chairman of the Board in May 2003. He was Vice President and Chief Financial Officer from November 1998 until January 2002. Mr. Moore is a director of Archer Daniels Midland Company.
James J. O'Connor
Mr. O'Connor, born March 15, 1937, was first elected as a Director in 1998 and serves as the Lead Independent Director. He is the former Chairman and Chief Executive Officer of Unicom Corporation and its subsidiary, Commonwealth Edison Company. He is a director of Corning Incorporated, Trizec Properties, Inc., and UAL Corporation.
Jerry K. Pearlman
Mr. Pearlman, born March 27, 1939, was first elected as a Director in 1998. He is the retired Chairman of the Board and Chief Executive Officer of Zenith Electronics Corporation. Mr. Pearlman is a director of Ryerson-Tull, Inc., and Nanophase Technologies Corporation, and served as a director of Stone Container Corporation from 1984 to 1998.
Thomas A. Reynolds, III
Mr. Reynolds, born May 12, 1952, was first elected as a Director in 1997. He has been a Partner with Winston & Strawn LLP, a law firm that has regularly represented the Company on numerous matters, since 1984, and is a member of Winston & Strawn LLP's executive committee.
Eugene C. Sit
Mr. Sit, born August 8, 1938, was first elected as a Director in 2004. He has been Chairman, Chief Executive Officer and Chief Investment Officer of Sit Investment Associates for more than five years. Mr. Sit is a director of Corning Incorporated.
William D. Smithburg
Mr. Smithburg, born July 9, 1938, was first elected as a Director in 2003. He is the retired Chairman, President and Chief Executive Officer of The Quaker Oats Company. He is a director of Abbott Laboratories, Northern Trust Corporation, and Corning Incorporated.

BOARD AND BOARD COMMITTEE MEETINGS,
COMMITTEE FUNCTIONS AND COMPOSITION

              Each non-employee director is entitled to receive an annual fee of $90,000 as compensation for serving on the Board, payable $45,000 in cash and $45,000 in Restricted Stock Units ("RSUs") (valued on the date of the annual meeting of stockholders). Board members also receive a fee of $1,500 per board and committee meeting attended, plus travel expenses. The Chairman of each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee receives an additional cash fee of $5,000 annually. Mr. O'Connor, as Lead Independent Director, also receives a cash fee of $15,000 annually for his service in that capacity. The Company also maintains a matching gift program for charitable donations of up to $7,500 per year made by non-employee directors. Mr. Moore does not receive any additional compensation by reason of his membership on, or attendance at meetings of, the Board. The Board held six meetings in 2004. Each of our directors attended at least 75% of all the meetings of the Board and those committees on which he or she served during 2004.

              The Board of Directors maintains three standing committees, including an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of these committees operates pursuant to a written charter setting forth the functions and responsibilities of the committee, which may be reviewed on our website at www.smurfit-stone.com and are also available to stockholders in print upon request.

              The Audit Committee is responsible for appointing the independent registered public accounting firm for the Company (subject to stockholder ratification), and meeting with the independent registered public accounting firm, the director of internal audit and other corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies. Among other responsibilities, the Audit Committee also reviews financial information provided to stockholders and others, assesses the adequacy of financial, accounting, operating and disclosure controls, evaluates the scope of the audits of the independent registered public accounting firm and internal auditors, and reports on the results of such audits to the Board of Directors. The current members of the Audit Committee are Mr. Pearlman (Chairman), Mr. Boris, Mr. O'Connor and Mr. Sit, all of whom meet all applicable independence standards for Audit Committee membership under the Nasdaq marketplace rules and Securities and Exchange Commission ("SEC") rules. The Nominating and Governance Committee, on behalf of the Board of Directors, has determined that under the Nasdaq marketplace rules, Mr. Pearlman qualifies as a financial expert because of his experience as Chief Financial Officer of a public company, and as Chief Executive Officer of a public company actively supervising the principal financial officer. The Audit Committee held six meetings during 2004.

              The Compensation Committee is responsible for administering stock-based compensation programs (including the Company's 2004 Long-Term Incentive Plan ("Incentive Plan") and the Management Incentive Plan ("MIP") thereunder) for all participants in such programs, determining other compensation and benefits of the Chairman, President and Chief Executive Officer and other executive officers, and determining director compensation. The current members of the Compensation Committee are Mr. Smithburg (Chairman), Ms. Duckworth, Mr. Goldberg, Mr. Lynch and Mr. Pearlman, all of whom meet all of the applicable independence standards for Compensation Committee membership under the Nasdaq marketplace rules. The Compensation Committee held five meetings during 2004.

              The Nominating and Governance Committee is responsible for identifying individuals qualified to become members of the Board of Directors, recommending to the Board of Directors the director nominees to be proposed for election by the stockholders, recommending to the Board of Directors corporate governance guidelines and procedures applicable to the Company, leading the Board in its annual review of the Board's performance, and recommending to the Board of Directors nominees for each committee. The current members of the Nominating and Governance Committee are Mr. O'Connor (Chairman), Mr. Lynch and Mr. Smithburg, all of whom meet all applicable independence standards under the Nasdaq marketplace rules and SEC rules. The Nominating and Governance Committee held four meetings during 2004.

              The Nominating and Governance Committee will consider nominees recommended by stockholders of the Company. Each stockholder must comply with applicable requirements of the Company's Bylaws and the Securities Exchange Act of 1934, as amended, and the regulations thereunder with respect to the nomination of, or proposal of, nominees for election as directors of the Company. Any such stockholder nominations, together with appropriate biographical information, should be submitted to the Chairman of the Nominating and Governance Committee, c/o Mr. Craig A. Hunt, Secretary, Smurfit-Stone Container Corporation, 150 N. Michigan Avenue, Chicago, Illinois 60601-7568. The Nominating and Governance Committee has not established specific, minimum qualifications for director nominees that it recommends to the Board of Directors, but instead periodically advises the Board of Directors of the combination of skills, experience, perspective and background that its members believe are required for the effective functioning of the Board of Directors considering our current business strategies and the regulatory, geographic and market environment. Nominees to be evaluated by the Nominating and Governance Committee for future vacancies on the Board of Directors will be selected by the committee from candidates recommended by multiple sources, including business and personal contacts of the members of the Nominating and Governance Committee, recommendations by our senior management and candidates identified by independent search firms, stockholders and other sources, all of whom will be evaluated based on the same criteria. Board members are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. The Nominating and Governance Committee considers a director's past attendance record, participation and contribution to the Board of Directors in considering whether to recommend the re-election of such director. None of the directors other than Mr. Moore attended the 2004 Annual Meeting of Stockholders. The Board has not adopted a formal policy regarding attendance at meetings of stockholders, and believes that attendance should be optional, rather than mandatory, due to the fact that very few non-employee stockholders have attended annual meetings of stockholders in person in any of the past several years.

              The Second Amended and Restated Bylaws of the Company provide that the members of the Board who are "independent" under the Nasdaq marketplace rules ("Independent Directors") shall hold regularly scheduled meetings ("Executive Sessions") where only Independent Directors are present, and shall elect one director to act as the Lead Independent Director to preside at all Executive Sessions. Mr. O'Connor currently serves as Lead Independent Director. All of the nominees other than Mr. Moore have been determined by the Board to be Independent Directors. The Independent Directors held four Executive Sessions in 2004.

              Stockholders and other interested parties may communicate directly with the Board of Directors, the Independent Directors as a group or any individual director by submitting written correspondence addressed to them at Smurfit-Stone Container Corporation, 150 N. Michigan Avenue, Chicago, Illinois 60601-7568.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners

              The table below sets forth certain information regarding the beneficial ownership of the Company's Common Stock by each person who is known to the Company to be the beneficial owner of more than 5% of the Company's voting stock as of December 31, 2004. Except as noted below, the stockholders named below have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percent of Common Stock
AXA 25 Avenue Matignon 75008 Paris, France	42,042,866	16.59%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	32,712,246	12.91%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	30,650,271	12.09%

(a)
The number of shares of Common Stock beneficially owned was determined solely by a review of Schedules 13-G filed with the SEC, which state that (i) of the shares shown as beneficially owned by AXA, such beneficial owner had sole voting power as to 26,937,463 of such shares and shared voting power as to 3,842,839 of such shares, sole dispositive power as to 42,041,855 of such shares and shared dispositive power as to 1,011 of such shares; (ii) of the shares shown as beneficially owned by Wellington Management Company, LLP, such beneficial owner had sole voting power as to none of such shares and shared voting power as to 25,422,636 of such shares and shared dispositive power as to all of such shares; and (iii) of the shares shown as beneficially owned by FMR Corp., such beneficial owner had sole voting power as to 2,927,723 of such shares and shared voting power as to none of such shares.

Security Ownership of Management

              The table below sets forth certain information regarding the beneficial ownership of shares of the Company's Common Stock as of February 28, 2005 for (i) each director, (ii) each of the Named Executive Officers (as defined below) and (iii) all directors and executive officers of the Company as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership(a)(b)	Percent of Common Stock(c)
Patrick J. Moore	1,106,081	0.4%
William N. Wandmacher	198,833	0.1%
James P. Davis	265,133	0.1%
Charles A. Hinrichs	218,297	0.1%
John M. Riconosciuto	89,062	*
James R. Boris	12,459	*
Connie K. Duckworth	497	*
Alan E. Goldberg	12,235	*
William T. Lynch, Jr.	12,461	*
James J. O'Connor	22,985	*
Jerry K. Pearlman	21,429	*
Thomas A. Reynolds, III	16,235	*
Eugene C. Sit	6,125	*
William D. Smithburg	12,855	*
All directors and executive officers as a group (26 persons)	2,639,497	1.0%

(a)
Shares shown as beneficially owned include shares of Common Stock that directors and executive officers have the right to acquire within 60 days after February 28, 2005 pursuant to exercisable options under the stock option plans maintained by the Company (834,166 for Mr. Moore; 175,250 for Mr. Wandmacher; 235,750 for Mr. Davis; 181,250 for Mr. Hinrichs; 61,388 for Mr. Riconosciuto; 750 for Messrs. Boris and Lynch; 4,500 for Mr. Goldberg; 3,000 for Mr. O'Connor and 6,000 for Messrs. Pearlman and Reynolds), and RSUs held by directors and executive officers which have not yet vested (245,716 for Mr. Moore; 13,300 for Mr. Wandmacher; 22,967 for Mr. Davis; 24,714 for Mr. Hinrichs; 23,904 for Mr. Riconosciuto; 11,709 for Mr. Boris; 497 for Ms. Duckworth; 1,125 for Mr. Sit; 12,855 for Mr. Smithburg; and 5,211 for Messrs. Goldberg, Lynch, O'Connor, Pearlman and Reynolds).

(b)
Shares shown include the number of shares of Common Stock held in the 401(k) savings plan maintained by the Company as of December 31, 2004 which the executive officers have the right to vote.

(c)
Based upon a total 253,812,227 shares of Common Stock issued and outstanding as of February 28, 2005. Percentages less than 0.1% are indicated by an asterisk.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

              Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the period from January 1, 2004 through December 31, 2004, its executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE COMPENSATION

              The following table sets forth the cash and non-cash compensation awarded to or earned by each of the executive officers of the Company named below (the "Named Executive Officers") for each of the last three fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Other Annual Compensation ($)(b)	Restricted Stock Award(s) ($)	Securities Underlying Options	All Other Compensation ($)(c)
Patrick J. Moore Chairman, President and Chief Executive Officer	2004 2003 2002	1,000,000 1,000,000 1,000,000	965,000 750,000 1,100,000	203,949 9,363 8,542	38,600 30,000 1,240,250	180,000 300,000 200,000	16,926 20,037 15,612
William N. Wandmacher(d) Vice President and General Manager—Containerboard Mill Division (Retired)	2004 2003 2002	479,722 479,722 476,229	136,865 149,062 236,887	4,254 0 0	5,475 5,962 9,475	30,000 50,000 20,000	28,187 28,707 24,302
John M. Riconosciuto Senior Vice President and General Manager—Consumer Packaging Division	2004 2003 2002	450,000 381,250 340,000	131,445 67,500 135,660	51,702 11,019 0	5,258 2,700 5,426	30,000 50,000 20,000	4,062 0 0
James P. Davis Senior Vice President and General Manager—Container Division	2004 2003 2002	456,750 443,750 425,000	63,801 100,000 183,600	7,651 8,330 2,092	2,552 4,000 7,344	30,000 50,000 70,000	11,425 12,582 9,835
Charles A. Hinrichs Senior Vice President and Chief Financial Officer	2004 2003 2002	386,250 365,000 335,000	195,000 170,016 200,000	10,127 10,235 10,207	7,800 6,801 8,000	30,000 50,000 70,000	13,235 14,750 5,500

(a)
The Named Executive Officers are required to defer twenty percent of their annual MIP incentive award into RSUs, and the Company matches twenty percent of the amount deferred in the form of premium RSUs, which vest after three years. The Named Executive Officers may elect to defer an additional twenty percent of their annual award into RSUs, with respect to which the Company would match thirty percent of the optional deferral in additional premium RSUs, which vest after three years. The amount shown under "Bonus" for each of the

  Named Executive Officers for 2002, 2003 and 2004 includes the twenty percent deferral. The amounts shown under "Restricted Stock Awards" for 2002, 2003 and 2004 represent the value of the premium RSUs. The amount under "Restricted Stock Awards" for Mr. Moore in 2002 also includes $1,196,250, the value of the 75,000 RSUs granted to Mr. Moore in connection with his promotion to President and Chief Executive Officer in January 2002. One-third of these RSUs are vested, and an additional one-third will vest on each of the fourth and fifth anniversaries of the grant date. Mr. Moore has elected to defer the conversion of these RSUs until retirement or other termination from the Company. Dividends will not be paid on the RSUs. As of December 31, 2004, the total number of RSUs held by each Named Executive Officer and the value of the RSUs using that day's closing share price is as follows:

Name	Number of RSUs	Value ($)
Mr. Moore	160,479	2,997,748
Mr. Wandmacher	15,115	282,348
Mr. Riconosciuto	10,996	205,405
Mr. Davis	11,127	207,852
Mr. Hinrichs	12,316	230,063
(b)
Amounts shown under "Other Annual Compensation" for 2004 consist of club dues, initiation fees and tax gross-ups (including a tax gross-up of $82,395 for Mr. Moore in 2004) relating thereto. The amounts shown in this column for Mr. Moore and Mr. Riconosciuto include initiation fees of $72,000 and $37,000, respectively, paid in 2004 that will not be recurring. Additionally, the amount shown in this column for Mr. Moore for 2004 includes financial planning services fees of $6,650.

(c)
Amounts shown under "All Other Compensation" for 2004 include a $6,000 contribution to the Company's Savings Plan for each of the Named Executive Officers (except Mr. Riconosciuto) and Company-paid split-dollar term life insurance premiums for Messrs. Moore ($10,926), Wandmacher ($22,187), Riconosciuto ($4,062), Davis ($5,425) and Hinrichs ($7,235).

(d)
Mr. Wandmacher retired as Vice President and General Manager—Containerboard Mill Division at the end of 2004. Effective upon his retirement, all of his stock options became fully vested and exercisable.

              Option Grants in Last Fiscal Year—The following table provides information concerning stock options granted to the Named Executive Officers during 2004.

OPTION GRANTS IN 2004

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term ($)(b)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year(a)
Name			Exercise or Base Price ($ Per Share)	Expiration Date
					5%	10%
Patrick J. Moore	180,000	18.1%	18.78	07/22/14	2,125,915	5,387,487
William N. Wandmacher	30,000	3.0%	18.78	12/31/09	354,319	897,915
John M. Riconosciuto	30,000	3.0%	18.78	07/22/14	354,319	897,915
James P. Davis	30,000	3.0%	18.78	07/22/14	354,319	897,915
Charles A. Hinrichs	30,000	3.0%	18.78	07/22/14	354,319	897,915

(a)
Reflects percentage of total options granted to employees in 2004 under the Incentive Plan.

(b)
The dollar amounts under these columns are the result of calculations at 5% and 10% rates, as set by the SEC's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Common Stock and overall stock market conditions. No assurance can be made that the amounts reflected in these columns will be achieved.

              As of February 28, 2005, there were 27,784,475 shares of Common Stock reserved for issuance under all of the stock-based incentive plans of the Company, including 11,582,806 shares available for future grants.

              Option Exercises and Year-End Value Table—The following table summarizes the exercise of options and the value of options held by the Named Executive Officers as of December 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options At December 31, 2004(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options At December 31, 2004($)(a) Exercisable/Unexercisable
Patrick J. Moore	20,000	183,150	709,166/825,834	3,724,188/3,063,650
William N. Wandmacher	91,000	750,996	162,750/196,250	796,776/ 788,531
John M. Riconosciuto	0	0	48,886/127,500	188,438/ 466,000
James P. Davis	0	0	210,750/156,250	1,072,679/ 593,294
Charles A. Hinrichs	0	0	156,250/138,750	708,538/ 498,013

(a)
The closing market value of the Common Stock on December 31, 2004 was $18.68 per share. On that date, the exercise prices for outstanding options held by the Named Executive Officers ranged from $10.00 to $18.78.

EXISTING EQUITY COMPENSATION PLAN INFORMATION

              The table below shows information with respect to all of our equity compensation plans as of February 28, 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($ per share)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column at Left)(#)
Equity compensation plans approved by security holders	14,680,516	(a)	14.81	11,582,806
Equity compensation plans not approved by security holders	0		n/a	0
Total	14,680,516	(a)	14.81	11,582,806

(a)
Does not include 1,521,153 shares to be issued upon conversion of RSUs that have been awarded under the Incentive Plan, but which have not yet vested.

PENSION PLANS

              The Company and its subsidiaries maintain a non-contributory pension plan for salaried employees (the "Pension Plan") and other non-contributory, non-qualified retirement plans for certain key executive officers, under which benefits are determined by final average earnings and years of credited service and are offset by a certain portion of social security benefits. For purposes of the Pension Plan, final average earnings equals the participant's average earnings for the five consecutive highest-paid calendar years of the participant's last 10 years of service, including overtime and certain bonuses, but excluding bonus payments under the MIP, deferred or acquisition bonuses, fringe benefits and certain other compensation. For purposes of the non-qualified retirement plans, final average earnings equals the participant's average earnings, including bonuses under the MIP, for the five consecutive highest-paid calendar years of the participant's last 10 years of service. The non-qualified retirement plans recognize all years of credited service.

              The pension benefits for the Named Executive Officers can be calculated pursuant to the following table, which shows the total estimated single life annuity payments (prior to adjustment for Social Security) that would be payable to the Named Executive Officers participating in the Pension Plan and the non-qualified retirement plans after various years of service at selected compensation levels. Payments under the non-qualified retirement plans are an unsecured liability of the Company.

Remuneration
Final Average Earnings	5 Years	10 Years	15 Years	20 Years	Each Year in Excess of 20 Years
$200,000	$25,000	$50,000	$75,000	$100,000	*
400,000	50,000	100,000	150,000	200,000	*
600,000	75,000	150,000	225,000	300,000	*
800,000	100,000	200,000	300,000	400,000	*
1,000,000	125,000	250,000	375,000	500,000	*
1,200,000	150,000	300,000	450,000	600,000	*
1,400,000	175,000	350,000	525,000	700,000	*
1,600,000	200,000	400,000	600,000	800,000	*
1,800,000	225,000	450,000	675,000	900,000	*
2,000,000	250,000	500,000	750,000	1,000,000	*

*
An additional 1% of earnings is accrued for each year in excess of 20 years.

              Messrs. Moore, Wandmacher, Riconosciuto, Davis, and Hinrichs participate in the non-qualified retirement plans and have 18, 39, 19, 27, and 10 years of credited service, respectively. Current average annual earnings as of December 31, 2004 for each of the Named Executive Officers was as follows: Mr. Moore ($1,767,166); Mr. Wandmacher ($644,612); Mr. Riconosciuto ($466,958); Mr. Davis ($489,838); and Mr. Hinrichs ($451,192). Mr. Wandmacher retired from the Company effective December 31, 2004.

EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS

              The Company has entered into agreements (the "Employment Agreements") with each of the Named Executive Officers. The Employment Agreements require the executives to devote substantially all of their business time to the Company's operations through the term of each executive's respective Employment Agreement, unless sooner terminated by either party in accordance with the provisions of such Employment Agreement. Mr. Wandmacher's Employment Agreement was terminated upon his retirement. Mr. Wandmacher entered into a Consulting Agreement with the Company, effective January 1, 2005, pursuant to which he will provide consulting services to the Company and receive consulting fees of $75,000 annually.

              The Employment Agreements provide that the executives shall be eligible to participate in any annual performance bonus plans, long-term incentive plans, and/or equity-based compensation plans established or maintained by the Company for its senior executive officers, including the MIP and the Incentive Plan.

              The Employment Agreements provide that if the Company terminates the executive's employment "without cause" or the executive terminates his employment with "good reason", the Company will: (i) pay the executive the full amount of base salary and annual bonus that the Company would have paid under the Employment Agreement had the executive's employment continued to the end of the employment term; (ii) continue the executive's coverage under the Company's medical, dental, life, disability, pension, profit sharing and other executive benefit plans through the end of the employment term; (iii) provide the executive with certain perquisites until the end of the employment term, provided that these Company-provided perquisites will be reduced to the extent the executive receives comparable perquisites without cost during a period of 36 months for Messrs. Moore and Davis and 24 months for Messrs. Hinrichs and Riconosciuto following each executive's employment termination (the "Post Termination Period"); (iv) continue to count the period through the end of the employment term for purposes of determining the executive's age and service with the Company with respect to (A) eligibility, vesting and the amount of benefits under the Company's executive benefit plans, and (B) the vesting of any outstanding stock options, restricted stock or other equity-based compensation awards; and (v) provide outplacement services.

              The Employment Agreements also provide that if, within 24 months following a "change of control" of the Company, the Company terminates the executive's employment "without cause" or the executive terminates his employment with "good reason", the Company will: (i) pay the executive a multiple of three times for Messrs. Moore and Davis and two times for Messrs. Hinrichs and Riconosciuto the executive's base salary, as in effect on the date of his termination; (ii) a multiple of three times for Messrs. Moore and Davis and two times for Messrs. Hinrichs and Riconosciuto the highest of (A) the average annual bonus paid for a prescribed period immediately preceding the executive's employment termination, (B) the target bonus for the fiscal year in which such termination of employment occurs, or (C) the actual bonus attained for the fiscal year in which such termination occurs; (iii) continue the executive's coverage under the Company's medical, dental, life, disability, and other executive benefit plans for the Post Termination Period; (iv) pay the value of continued coverage during the Post Termination Period under any pension, profit sharing or other retirement plan maintained by the Company; (v) continue to provide the executive with certain perquisites, provided that these Company-provided perquisites will be reduced to the extent the executive receives comparable perquisites without cost during the Post Termination Period; (vi) immediately vest all stock options, restricted stock and other equity-based awards; and (vii) pay for certain outplacement services to the executive. The Company generally must make the payments described above within 10 days of the executive's employment termination. Furthermore, the Employment Agreement of Mr. Moore provides that if the payments and benefits described above would be "excess parachute payments" as defined in Code Section 280G, with the effect that the executive is liable for the payment of an excise tax, then the Company will pay the executive an additional amount to "gross up" the executive for such excise tax.

              In general, each of the following transactions is considered a change in control under the Employment Agreements: (a) a third party's acquisition of 20% or more of the Common Stock; (b) an unapproved change in the majority of the Board of Directors; (c) completing certain reorganization, merger or consolidation transactions or a sale of all or substantially all of the Company's assets, or (d) the complete liquidation or dissolution of the Company.

              The Employment Agreements also prohibit the executives from: (i) disclosing the Company's confidential information, inventions or developments; (ii) diverting any business opportunities or prospects from the Company; and (iii) during their employment and for a period of up to two years following termination of their employment, competing with any business conducted by the Company or any of its affiliates, or soliciting any employees, customers or suppliers of the Company within the United States.

              Several other executives (but none of the Named Executive Officers) are parties to Employment Security Agreements (collectively, the "Severance Agreements") with the Company. Among other things, the Severance Agreements provide for a lump sum payment based on a specified multiple of salary and bonus plus the payment of certain fringe benefits under certain circumstances within two years after a "change of control" (as such term is defined in the Severance Agreements).

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

              Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

              The Compensation Committee (the "Committee") consists of five Independent Directors who are not employees of the Company and who have no interlocking relationships to disclose. This Committee oversees the administration of executive compensation programs and determines the compensation of the executive officers.

              The goals of the Company's executive compensation program are: to attract, retain and motivate qualified executives with outstanding abilities; to tie a significant portion of the overall compensation of executive officers to the Company's profitability; and to seek to enhance the Company's profitability by aligning the interests of executive officers with those of the Company's stockholders.

              Each year, the Committee reviews and establishes three elements of total compensation for executive officers: base salaries, annual incentives under the MIP, and long-term awards granted under the Incentive Plan. The MIP is intended to incent executive officers and other key employees to meet pre-established individual performance goals and to assist the Company in attaining financial targets and strategic initiatives on an annual basis. The awards granted under the Incentive Plan are intended to further the goals set forth above over the long term.

              In 2004, the Committee restructured the form of long-term awards granted under the Incentive Plan, which had historically consisted exclusively of stock options. The Committee granted incentive awards consisting of only restricted stock units to all participants in the Incentive Plan below the lowest executive level, and granted a combination of 60% stock options and 40% restricted stock units to executive participants. The Committee believes that this structure more directly aligns the interests of management with stockholders, and reduces the dilutive effect of stock option grants. Mr. Moore received a grant of 180,000 stock options and 30,000 restricted stock units as part of the 2004 annual grant.

              As part of its consideration of total compensation for executive officers for 2005, the Committee engaged Hewitt Associates, a nationally recognized compensation consultant, to conduct extensive research into competitive compensation levels for a custom peer group of the Company's direct competitors (approved by the Committee in advance) and a broader group of industrial companies of similar size and complexity to the Company. The results of this research were that, in comparison to both the custom peer group and the general industrial group, base salaries of executive officers were generally competitive, but annual incentive awards and long-term incentive awards were significantly below competitive levels. The Committee intends to increase incentive targets and long-term incentive awards to competitive levels over a two-year period.

              Based on this analysis, consistent with the goals set forth above, and in consideration of the improving performance of the Company, the Committee took the following actions in February 2005:

  •
  2005 MIP targets for certain executive officers were increased from 40% of base salary to either 50% or 60% of base salary;

  •
  The 2005 awards under the Incentive Plan for executive participants were structured as 50% stock options and 50% restricted stock units; and

  •
  The levels of 2005 awards under the Incentive Plan were increased by approximately 30%.

              With regard to Mr. Moore, the Committee took into consideration the attainment of a number of established performance objectives, including corporate profit goals, the attainment of the cost-savings initiatives announced in October 2003, the formation of the i2iSM merchandising business unit, the completion of a multi-year process of refinancing the Company's debt and merging its two operating subsidiaries, and numerous other achievements. Based on this performance, and the competitive market data, the Committee approved an increase of Mr. Moore's base salary from $1,000,000 to $1,035,000, a 2004 MIP award of $965,000, and a long-term incentive award of 200,000 stock options and 70,000 restricted stock units.

              In considering and approving the total compensation of the five most highly compensated executive officers, including Mr. Moore, the Committee reviewed the total amounts payable under the Employment Agreements (discussed below) in the event of a termination of employment, the total amounts potentially payable to each executive under currently existing pension arrangements, and the aggregate of all perquisites provided to such executives. The Company maintains very few perquisites for executive officers that are not generally available to all salaried employees. The cost of these perquisites is set forth in the Summary Compensation Table above. Mr. Moore is also entitled to the use of an apartment in Chicago maintained by the Company, which the Committee does not consider to be compensation to Mr. Moore because of its use exclusively for business purposes. The members of the Committee believe that the total compensation, pension benefits, and amounts potentially payable upon termination of employment of each of the five most highly compensated executive officers, including Mr. Moore, is reasonable and not excessive.

              In furtherance of the goal of aligning the interests of executive officers with those of the Company's stockholders, the Committee recommended Executive Stock Ownership Guidelines that were adopted by the Board of Directors in February 2005, which may be viewed on the Company's website at www.smurfit-stone.com. The guidelines require the executive officers of the Company to own common stock of the Company with a value equal to a multiple of his or her annual salary. The multiple is three times annual salary for the Chief Executive Officer, two times annual salary for the other members of the Company's executive committee, and an amount equal to annual salary for all other executive officers. The guidelines must be satisfied by December 31, 2007 or, if later, within three years of the time an executive officer is appointed or promoted into a position with a larger ownership requirement.

              The Committee previously determined that it was in the Company's best interest to enter into employment agreements with five executive officers in order to adequately compensate these executives and incent them to remain employed with the Company. Mr. William N. Wandmacher's employment agreement was terminated at the time of his retirement on December 31, 2004. The terms of the remaining four agreements are set forth above under "Employment Agreements and Severance Agreements." The Committee determined in 2004 that, unless approved or ratified by the holders of a majority of the outstanding Common Stock, it will not approve any future agreements with any senior executive officer of the Company that provide for payment upon retirement or other termination of employment of benefits (other than those payable in the ordinary course pursuant to the pension plans) in excess of 2.99 times the aggregate amount of the executive's then-current salary, bonus and perquisites.

              Section 162(m) of the Internal Revenue Code of 1986 generally limits the Company's federal tax deductibility to $1 million for compensation (other than performance-based compensation) paid in any year to the Company's Chief Executive Officer and each of its four other highest paid executive officers. The Committee will generally seek to qualify compensation paid to its executive officers for deductibility under Section 162(m). The Committee will, however, retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Committee's judgment, it is in the Company's interest to do so.

              Submitted by the Compensation Committee of the Board of Directors.

    Compensation Committee
    William D. Smithburg, Chairman
    Connie K. Duckworth
    Alan E. Goldberg
    William T. Lynch, Jr.
    Jerry K. Pearlman

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

              No member of the Compensation Committee of the Board currently is or was during the year ended December 31, 2004, an officer, former officer or employee of the Company or any of its subsidiaries. During the year ended December 31, 2004, no executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors.

STOCK PERFORMANCE GRAPH

              The graph below compares the cumulative total stockholder return on an investment in the Common Stock, the S&P 500 Index, and an index of a peer group of paper companies (the "Peer Group") for the five-year period ended December 31, 2004. The Peer Group is comprised of the following 10 medium- to large-sized companies whose primary business is the manufacture and sale of paper products and packaging: Caraustar Industries, Inc., Georgia Pacific Corporation, Graphic Packaging Corp., International Paper Company, MeadWestvaco Corporation, Norampac Inc., Packaging Corporation of America, Rock-Tenn Company, Temple-Inland Inc. and Weyerhaeuser Company. The graph assumes the value of an investment in the Common Stock and each index was $100.00 at December 31, 1999 and that all dividends were reinvested.

Cumulative Total Return
(from December 31, 1999 to December 31, 2004)

		INDEXED RETURNS Years Ending
	Base Period Dec. 31 1999
Company Name/Index		Dec. 31 2000	Dec. 31 2001	Dec. 31 2002	Dec. 31 2003	Dec. 31 2004
SMURFIT-STONE CONTAINER CORP	100	60.97	65.18	62.82	75.80	76.24
S&P 500 INDEX	100	90.90	80.09	62.39	80.29	89.03
PEER GROUP	100	73.01	75.13	64.93	88.22	95.70

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

              Thomas A. Reynolds, III, a member of the Company's Board of Directors, is a member of the Executive Committee and partner of the law firm of Winston & Strawn LLP, which has provided, and continues to provide, legal services to the Company and its subsidiaries.

              William D. Smithburg, a member of the Company's Board of Directors since May 2003, is a member of the Board of Directors of Barry-Wehmiller Companies, Inc., which sold the Company equipment for $9 million during 2004 and $6 million during the period from May 2003 through December 2003. All of such purchases were made on an arms-length basis.

              Patrick J. Moore, Chairman, President and Chief Executive Officer of the Company and a member of the Company's Board of Directors, has been a member of the Board of Directors of Archer Daniels Midland Company ("ADM") since November 2003. ADM sold the Company $8 million of supplies used in mill operations in 2004. The Company sold products to ADM of $15 million in 2004 and $3 million during the period from November 2003 through December 2003. All of such purchases were made on an arms-length basis.

PROPOSAL 2—RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              Ernst & Young LLP, independent registered public accounting firm of the Company since July 1982, has been appointed by the Audit Committee of the Board of Directors of the Company as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005. This selection is being presented to the stockholders for ratification.

              The following table shows fees for professional services rendered by Ernst & Young LLP for 2003 and 2004:

	2003	2004
Audit fees and expenses	$1,930,000	$3,132,550
Audit related fees and expenses	$688,157	$242,700
Tax related fees and expenses	$889,419	$535,233
All other fees and expenses	0	0
Total fees and expenses	$3,507,576	$3,910,373

              Audit fees include services for the audit of the consolidated financial statements, management's assessment of and the effectiveness of the Company's internal control over financial reporting, the review of the quarterly financial statements, filings of registration statements with the SEC, comfort letters for underwriters, consultation concerning financial accounting and reporting standards, and international statutory audits. Audit related fees and expenses include audits of employee benefit plans, internal control reviews and audits of disposed businesses. Tax related fees include services for federal, state and foreign tax compliance and tax research assistance.

              All audit, tax and other services to be performed by Ernst & Young LLP for us must be pre-approved by the Audit Committee. The Audit Committee reviews the description of the services and an estimate of the anticipated costs of performing those services. Services not previously approved cannot commence until such approval has been granted. Pre-approval is granted usually at regularly scheduled meetings. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee, in which case the Chairman communicates such pre-approvals to the full Committee at its next meeting. During 2004, all services performed by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

              The Board's Audit Committee approved a contract with Intellinex to provide online PC training. Intellinex is an affiliate of Ernst & Young LLP. In 2004, the Company executed a contract with Intellinex to provide online

Microsoft desktop application training at a cost of $9 per course. The total fees paid to Intellinex for this training in 2004 were $3,364.

              The Audit Committee of the Board of Directors reviews all relationships with Ernst & Young LLP, including the provision of non-audit services, which may relate to the independent registered public accounting firm's independence. The Audit Committee of the Board of Directors considered the effect of Ernst & Young LLP's non-audit services in assessing the independence of such independent registered public accounting firm and concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

              Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

              THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION. THE PERSONS NAMED ON THE ENCLOSED PROXY CARD INTEND TO VOTE THE PROXIES SOLICITED HEREBY FOR RATIFICATION UNLESS SPECIFICALLY DIRECTED OTHERWISE ON SUCH PROXY CARD.

REPORT OF THE AUDIT COMMITTEE

              Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

              The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, including the systems of internal control and the preparation of the financial statements. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2004, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, at the direction of the Committee, the Company maintains a Disclosure Committee to review, assess and ensure the accuracy of the Company's filings and communications to security holders and the investment community as a whole.

              The Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board (United States). In addition, the Committee has discussed with the independent registered public accounting firm the firm's independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and SEC regulations, considered the compatibility of non-audit services with the independent registered public accounting firm's independence, and discussed matters required under SAS 61 (Codification of Statements on Auditing Standards).

              The Company's management is responsible for the preparation and integrity of the Company's financial statements, establishing and maintaining adequate internal control over financial reporting, and for management's report on internal control over financial reporting. The Company's independent registered public accounting firm is responsible for attesting to management's report on internal control over financial reporting, and its opinion on whether the Company maintained effective internal control over financial reporting. The Committee's responsibility in this regard is to oversee the Company's financial reporting process and internal control over financial reporting. Throughout the year the Committee monitored the Company's progress toward compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and was satisfied that the Company would conclude that internal control over financial reporting would be effective as of December 31, 2004. Management, in fact, concluded that the Company's internal control over financial reporting was effective as of December 31, 2004. The independent registered public accounting firm provided an attestation that management's assessment was fairly stated in all material respects and the Company maintained effective internal control over financial reporting in all material respects as of December 31, 2004.

              The Committee discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and plans for the respective audits. The Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held six meetings during 2004.

              In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC. The Committee also appointed, subject to stockholder ratification, the Company's independent registered public accounting firm for 2005.

              Submitted by the Audit Committee of the Board of Directors.

      Audit Committee
      Jerry K. Pearlman, Chairman
      James R. Boris
      James J. O'Connor
      Eugene C. Sit

OTHER MATTERS

              Management does not know of any other business that may be considered at the Annual Meeting. However, if any matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

              The Company will bear the costs of its solicitation of proxies. In addition to the use of the mails, proxies may be solicited by electronic mail, personal interview, telephone, telegram and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

"HOUSEHOLDING" OF PROXY MATERIALS

              The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

              A number of brokers with accountholders who are stockholders will be householding our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be householding communications to your address, householding will continue until you are notified otherwise.

              Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or, if a stockholder is a direct holder of shares of our Common Stock, they should submit a written request to our transfer agent, Mellon Investor Services LLC, Overpeck Centre, 85 Challenger Road, Ridgefield Park, NJ 07660. To delist yourself from householding in the future you may write the Company at Smurfit-Stone Container Corporation, 150 N. Michigan Avenue, Chicago, Illinois 60601-7568, Attention: General Counsel, or call 312-346-6600.

CORPORATE GOVERNANCE AND WEBSITE INFORMATION

              The Company has established a Code of Conduct, which is applicable to all of its employees, and a Code of Ethics for Senior Financial Officers which, along with written charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee, may be reviewed on our website at www.smurfit- stone.com and are also available to stockholders in print upon request. We intend to post any future amendments and revisions to these documents on our website.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

              Stockholder proposals submitted for inclusion in the proxy statement and form of proxy for the 2006 Annual Meeting of Stockholders must be received at the corporate offices of the Company, addressed to the attention of Mr. Craig A. Hunt, Secretary, Smurfit-Stone Container Corporation, 150 N. Michigan Avenue, Chicago, Illinois 60601-7568, no later than December 2, 2005. The proposals must comply with the rules of the SEC relating to shareholder proposals. The Company's Bylaws provide that no business may be brought before an annual meeting unless specified in the notice of meeting, brought before the meeting by or at the direction of the Board of Directors, or otherwise brought by a stockholder who has delivered notice to the Company (containing certain information specified in the Bylaws) not less than 60 or more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders. A copy of the full text of these Bylaw provisions may be obtained by writing to the Secretary at the address indicated above.

By Order of the Board of Directors,

CRAIG A. HUNT Secretary
April 5, 2005

This proxy will be voted "FOR" Items 1 and 2 if no instruction to the contrary is indicated. If any other business is presented at the meeting, this proxy will be voted in accordance with the recommendation of management. Please date, sign and mail this proxy in the enclosed envelope. No postage is required.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
1.	Election of Directors:	FOR all nominees ☐	WITHHOLD AUTHORITY to vote for all nominees ☐	2.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees:
01 James R. Boris    02 Connie K. Duckworth    03 Alan E. Goldberg    04 William T. Lynch, Jr.    05 Patrick J. Moore
06 James J. O'Connor    07 Jerry K. Pearlman    08 Thomas A. Reynolds, III    09 Eugene C. Sit    10 William D. Smithburg

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.
(YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY UNLESS YOU VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET)	I PLAN TO ATTEND THE MEETING	WILL ATTEND ☐
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Signature	Signature	Date

Please sign name or names exactly as appearing on this proxy. If signing as a representative, please indicate capacity.
—FOLD AND DETACH HERE—

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/sscc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
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You can view the Annual Report and Proxy Statement on the internet at
www.smurfit-stone.com/files/proxy.pdf
<http://www.smurfit-stone.com/files/proxy.pdf> and
www.smurfit-stone.com/files/2004annualreport.pdf
<http://www.smurfit-stone.com/files/2004annualreport.pdf>

SMURFIT-STONE CONTAINER CORPORATION

Annual Meeting, May 11, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned stockholder of Smurfit-Stone Container Corporation, a Delaware corporation, appoints CHARLES A. HINRICHS and CRAIG A. HUNT, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the University of Chicago Gleacher Center, 450 N. Cityfront Plaza Drive, Chicago, Illinois on May 11, 2005 at 10:00 a.m. (Central Time) and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, as indicated on the reverse hereof.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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        You can now access your Smurfit-Stone Container Corporation account online.

        Access your Smurfit-Stone Container Corporation shareholder account online via Investor ServiceDirect® (ISD).

        Mellon Investor Services LLC, Transfer Agent for Smurfit-Stone Container Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

This proxy will be voted "FOR" Items 1 and 2 if no instruction to the contrary is indicated. If any other business is presented at the meeting, this proxy will be voted in accordance with the recommendation of management. Please date, sign and mail this proxy in the enclosed envelope. No postage is required.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
1.	Election of Directors:	FOR all nominees ☐	WITHHOLD AUTHORITY to vote for all nominees ☐	2.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees:
	01 James R. Boris 02 Connie K. Duckworth 03 Alan E. Goldberg 04 William T. Lynch, Jr. 05 Patrick J. Moore 06 James J. O'Connor 07 Jerry K. Pearlman 08 Thomas A. Reynolds, III 09 Eugene C. Sit 10 William D. Smithburg
	INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.
(YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY UNLESS YOU VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET)					I PLAN TO ATTEND THE MEETING			WILL ATTEND ☐

Signature	Signature	Date
Please sign name or names exactly as appearing on this proxy. If signing as a representative, please indicate capacity.
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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/sscc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at
www.smurfit-stone.com/files/proxy.pdf
<http://www.smurfit-stone.com/files/proxy.pdf> and
www.smurfit-stone.com/files/2004annualreport.pdf
<http://www.smurfit-stone.com/files/2004annualreport.pdf>

SMURFIT-STONE CONTAINER CORPORATION
VOTING INSTRUCTION CARD

Annual Meeting, May 11, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned Participant in the Smurfit-Stone Container Corporation Savings Plan, the Jefferson Smurfit Corporation Hourly Savings Plan, the Smurfit Packaging Corporation Savings Plan, the St. Laurent Paperboard Hourly Savings Plan or the Smurfit-Stone Container Corporation Hourly Savings Plan directs the Trustee to vote all shares of Smurfit-Stone Container Corporation, a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the University of Chicago Gleacher Center, 450 N. Cityfront Plaza Drive, Chicago, Illinois, on May 11, 2005 at 10:00 a.m. (Central Time) and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, as indicated on the reverse hereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other matters as may properly come before the meeting and at any adjournment or postponement thereof.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

—FOLD AND DETACH HERE—

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

  1.
  Call toll-free 1-866-540-5760 using a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

  or

  2.
  Vote via the Internet. The Web address is http://www.eproxy.com/sscc

  or

  3.
  Mark, sign and date your Voting Instruction Card and return it promptly in the enclosed envelope.

QuickLinks

PROXY STATEMENT
PROPOSAL 1—ELECTION OF DIRECTORS
BOARD AND BOARD COMMITTEE MEETINGS, COMMITTEE FUNCTIONS AND COMPOSITION
PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
EXISTING EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
OTHER MATTERS
"HOUSEHOLDING" OF PROXY MATERIALS
CORPORATE GOVERNANCE AND WEBSITE INFORMATION
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING OF STOCKHOLDERS